UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2013

Bio-Matrix Scientific Group, Inc.
(Exact Name of Company as Specified in Charter)

Delaware	0-32201	33-0824714
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4700 Spring Street, St 304
La Mesa California, 91942
 (Address of Principal Executive Offices, Zip Code)

Company’s telephone number, including area code: (619) 702-1404

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders.

On April 30, 2013 Bio-Matrix Scientific Group, Inc. (“Company”) filed a CERTIFICATE OF DESIGNATION OF PREFERENCES, RIGHTS AND LIMITATIONS OF SERIES AAA PREFERRED STOCK (“Certificate of Designations”) with the Delaware Secretary of State setting forth the preferences rights and limitations of a newly authorized series of preferred stock designated and known as “Series AAA Preferred Stock” (hereinafter referred to as “Series AAA Preferred Stock”).

The Board of Directors of the Company has authorized 1,000,000 shares of the Series AAA Preferred Stock. With respect to each matter submitted to a vote of stockholders of the Corporation, each holder of Series AAA Preferred Stock shall be entitled to cast that number of votes which is equivalent to the number of shares of Series AAA Preferred Stock owned by such holder times one hundred  thousand (100,0000). Except as otherwise required by law, holders of Common Stock, other series of Preferred issued by the Corporation,  and Series AAA Preferred Stock shall vote as a single class on all matters submitted to the stockholders.

The issuance of shares of Series AAA Preferred Stock, with disproportionately high voting rights generally, will adversely affect the voting power of holders of common stock and other currently outstanding series of preferred stock of the Company.

To the extent that the Series AAA Preferred Stock may have anti-takeover effects, the Company believes that the ability of the Company to issue shares with such voting power will encourage persons seeking to acquire the Company to negotiate directly with the Board of Directors enabling the Board of Directors to consider the proposed transaction in a manner that best serves the stockholders’ interests.

The description of the Certificate of Designations is qualified in its entirety by reference to the full text of the Certificate of Designations, which is attached hereto as Exhibit 3(i) and incorporated herein by reference.

The Company’s Certificate of Incorporation authorizes the Company to issue up to 20,000,000 shares of Preferred Stock, $0.0001 par value, and grants the Board of Directors of the Company  the full authority permitted by law to establish one or more series and the number of shares constituting each such series and to fix by resolution full or limited, multiple or fractional, or no voting rights, and such designations, preferences, qualifications, privileges, limitations, restrictions, options, conversion rights and other special or relative rights of any series of the Preferred Stock that may be desired.

Item 8.01 Other Events

As of April 30, 2013 the “Company”) has 1,752,253,254 of its common stock issued and outstanding (“Common Shares Out”).  As of April 30, 2013 , of the common shares issued and  outstanding, 12,718,293 of these shares were held by affiliates (“Affiliate Shares” ) as affiliate is defined in Rule 144 promulgated under the Securities Act of 1933

The Affiliate Shares include 8,454,994 common shares owned by David Koos (the Company’s Chairman and CEO) as well as 4,159,085 common shares owned by Bombardier Pacific Ventures Inc., which is wholly owned by David Koos, 104,160 common shares owned by the AFN Trust for which David Koos serves as Trustee and 54 common shares held by the BMXP Holdings Shareholder’s Business Trust for which David Koos serves as Trustee.

Item 9.01 Exhibits.

Exhibit No.	Description of Exhibit

3(i)	Certificate of Designations

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-MATRIX SCIENTIFIC GROUP, INC.

By: /s/ David Koos
David Koos
Chief Executive Officer
Dated: April 30, 2013